                           SUMMARY APPRAISAL REPORT
                              PARKTOWN TOWNHOUSES

                  Located at 500 South Pasadena Boulevard and
                     103 Center Court, City of Deer Park,
                             Harris County, Texas

SUBMITTED TO:                  Mr. Jim Duey
                               Financial Analyst
                               Insignia Properties Trust
                               One Insignia Financial Plaza
                               P.O. Box 1089
                               Greenville, South Carolina 29602


EFFECTIVE DATE OF APPRAISAL    November 18, 1997

DATE OF REPORT:                December 4, 1997

PREPARED BY:                   KOEPPEL TENER REAL ESTATE
                               SERVICE, INC.
                               5477 Glen Lakes Drive, Ste. 202
                               Dallas, Texas 75231
                               Tax I.D.#13-3489544

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Mr. Jim Duey                                                   December 4, 1997
Financial Analyst
Insignia Properties Trust
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602


Reference:     Located at 500 South Pasadena Boulevard and
               103 Center Court, City of Deer Park,
               Harris County, Texas


Dear Mr. Duey:


In compliance with our request, we have inspected and appraised the above captioned property as of November 18, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of approximately 32.21 non-contiguous acres of land improved with 78 single-story apartment buildings containing 308 dwellings units. The property was originally developed in 1969 as two phases of one complex, Parktown Townhouses, with the two phases being identified as Parktown East and Parktown West. The two phases, situated approximately one-half mile apart, are now identified as Parktown I and Parktown II. Parktown I contains 214 townhouse (single story building designed with individual front and rear entries) units and Parktown II containes 94 garden units (single level building with one entry from the patio/courtyard). The improvements contain a total of 349,352 net rentable square feet. Additional improvements include a leasing/management office, swimming pool, playground area, asphalt and concrete paved parking areas, concrete paved walkways, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP).

This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This appraisal report updates prior appraisals previously conducted on the subject property by this firm. The aforementioned appraisal reports are dated November 28, 1995 and December 4, 1996.

Mr. Jim Duey                                                   December 4, 1997
Insignia Properties Trust                                                Page 2


Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 18, 1997 is:

                TEN MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS
                                 ($10,650,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

By: /s/ Steven J. Goldberg                  By: /s/ John J. Fisher
   -----------------------------               -----------------------------
   Steven J. Goldberg, MAI                     John J. Fisher
   Senior Vice President                       Senior Appraiser

                           APPRAISAL REPORT OF THE
                              RAINTREE APARTMENTS

                       Located at 2420 Marchbanks Avenue
                           Anderson, South Carolina

SUBMITTED TO:                  Mr. Jim Duey
                               Financial Analyst
                               Insignia Properties Trust
                               One Insignia Financial Plaza
                               P.O. Box 1089
                               Greenville, South Carolina 29602


EFFECTIVE DATE OF APPRAISAL:   December 19, 1997

DATE OF REPORT:                December 31, 1997

PREPARED BY:                   KOEPPEL TENER REAL ESTATE
                                 SERVICE, INC.
                               5477 Glen Lakes Drive, Suite 202
                               Dallas, Texas 75231
                               Tax I.D.#13-3489544

Mr. Jim Duey                                                  December 31, 1997
Financial Analyst
Insignia Financial Group Corporation
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602


Reference:     Appraisal report of Raintree Apartments located at 2420
               Marchbanks Avenue, Anderson, South Carolina


Dear Mr. Duey:


In compliance with your request, we have inspected and appraised the above captioned property as of December 19, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

The subject is situated on the east side of Marchbanks Avenue, just east of its intersection with Route 81. The subject consists of 10.6 acres of land improved with 23 two-story, walk-up, garden apartment buildings containing 176 units. There are 36 one-bedroom units, 116 two-bedroom units and 24 three-bedroom units.

The improvements were constructed in two phases. Phase I was completed in 1972 and Phase II was completed in 1974. The complex contains a total of 170,032 net rentable square feet. Additional improvements include two swimming pools, cabana, laundry building, asphalt paved parking area, concrete paved walkways and landscaping. It is identified as map #148-11-02-001 and is situated within a RM-2 General Residential District.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion value.

This Summary Apprasial Reports updates a fully documented Self-contained Appraisal Report previously prepared on the subject property by this firm.

Insignia Financial Group, Inc.                                December 31, 1997
Mr. Jim Duey                                                             Page 2


The aforementioned appraisal report is dated December 7, 1995 and has an effective date of value of November 15, 1995 (referred to hereafter as the "December 1995 Report"). Said appraisal was updated by this firm last year the results of which are contained in Summary Appraisal Report dated December 12, 1996. Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 19, 1997 is:

                   FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($4,500,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

By: /s/ Steven J. Goldberg                  By: /s/ Jackson L. Aills
   -----------------------------               -----------------------------
   Steven J. Goldberg, MAI                     Jackson L. Aills
   Senior Vice President                       Senior Appraiser

                            SUMMARY APPRAISAL REPORT
                            SIGNAL POINTE APARTMENTS

                       Located at 2500 Howell Branch Road
                        City of Orando, Seminole County,
                                    Florida

Mr. Jim Duey                                                   February 4, 1998
Financial Analyst
Insignia Financial Group, Inc.
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602


Reference:     Signal Pointe Apartments
               2500 Howell Branch Road
               City of Orando, Seminole County, Florida


Dear Mr. Duey:


In compliance with our request, we have inspected and appraised the above captioned property as of January 28, 1998. This appraisal and the final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that infuluence value.

Briefly described, the subject property consists of approximately 18.29 acres of land improved a garden style apartment complex containing 368 units. The structural improvements, constructed in 1973, contain 337,560 net rentable square feet. Additional improvements include a management/clubhouse, three swimming pools, tennis courts, laundry facilities, concrete paved surface parking, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion value.

This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated November 22, 1995 and has an effective date of value of September 18, 1995 (referred to hereafter as the "November 22 Report"). Said Appraisal was updated as of December 10, 1996, the results of which are contained in a Summary Appraisal Report dated December 30, 1996. Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

Mr. Jim Duey                                                   February 4, 1998
Insignia Financial Group, Inc.                                           Page 2


The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of January 28, 1998 is:

                             ELEVEN MILLION DOLLARS
                                 ($11,000,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

By: /s/ Steven J. Goldberg                  By: /s/ John M. Hayden
   -----------------------------               -----------------------------
   Steven J. Goldberg, MAI                     John M. Hayden
   Senior Vice President                       Senior Appraiser